RESEARCH PARTNERS
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                              INTERNATIONAL, INC.


FOR IMMEDIATE RELEASE                       Contact: Beth Musto
                                                     Vice President
                                                     Corporate Communications
                                                     Research Partners
                                                     International, Inc.
                                                     (212) 208-6703


Research Partners International, Gaines, Berland Dissolve Proposed Merger
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New York, NY, January 27, 1999 - By mutual decision, Research Partners
International, Inc. (NMS: RPII) and Gaines, Berland Inc. have terminated their proposed merger.


In a jointly issued statement, David Nussbaum, Chairman of Research Partners International, Inc. and Richard Rosenstock, President of Gaines, Berland stated, "There are no substantive issues, but rather a series of cultural and business style differences that have led us to this necessary decision. We will continue to work together on certain business ventures; however we will each pursue our ongoing business initiatives independently of each other," they concluded.


Additionally, Nussbaum stated, "despite this merger termination, we are in a position of growth and are dedicated to the achievement of our financial goals by providing superior service and timely attention to the needs of our clients and shareholders."


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Research Partners International through its four primary operating subsidiaries,
GKN Securities Corp., Southeast Research Partners Inc., Shochet Securities, Inc. and Research Partners International AG is primarily engaged in institutional research, investment banking, securities brokerage and securities trading. Headquartered in New York City, the Company maintains operations in New York, California, Connecticut, Florida, Massachusetts and Zurich, Switzerland.
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This press release contains forward-looking statements by the Company that involve risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. Such risks and uncertainties are described in the Company's filings with the SEC, including its annual report on Form-10K for the fiscal year ended January 31, 1998 and its Registration Statement on Form S-I, as amended.
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                  ONE STATE STREET PLAZA o NEW YORK, NY 10004
                  212-208-6500 o 800-338-8964 FAX 212-809-6189